UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2011

Double Eagle Petroleum Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1675 Broadway, Suite 2200, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3037948445

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 30, 2011, the Compensation Committee of the Board of Directors of Double Eagle Petroleum Co. (the "Company") adopted a Long-Term Incentive Program (the "LTIP"). The LTIP, which will operate under the Company’s 2007 Stock Incentive Plan (the "2007 Plan"), provides for long-term time-based and performance-based restricted stock opportunities for the executive officers of the Company. Details of the LTIP are as follows:

• The Company’s executive officers may earn an aggregate of 486,657 shares of common stock of the Company. The Compensation Committee approved the issuance of the following shares of restricted stock to the Company’s executive officers under the LTIP:

Richard Dole, Chairman and Chief Executive Officer: 211,931 shares
Kurtis Hooley, Senior Vice President and Chief Financial Officer: 133,438 shares
Steve Degenfelder, Senior Vice President, Exploration and New Ventures:70,644 shares
Ashley Jenkins, Vice President and Controller: 70,644 shares

• Of the foregoing amounts, one-third are time-based and two-thirds are performance-based.

- The executive officers may earn the time-based shares by continued employment with the Company through December 31, 2013. If an executive officer retires on or after age 65, dies, becomes disabled, or is terminated by the Company for reasons other than Cause as defined in the LTIP prior to December 31, 2013 a ratable number of the time-based shares earned through the termination date will vest. If the executive voluntarily terminates employment prior to December 31, 2013, all time-based shares will be forfeited.

- If an executive officer’s employment is terminated in connection with a change in control event that occurs prior to December 31, 2013 , all time-based shares will vest.

- The executive officers may earn the performance-based shares through increases in the Company’s implied net asset value. "Implied net asset value" is based on, among other things, the value of the Company’s reserves, pipeline assets and acreage less preferred stock and bank debt. To earn the shares, each executive must be employed by the Company as of December 31, 2013 except in the case of retirement on or after age 65, in which case a ratable number of the shares earned through the date of retirement will vest.

- If a change in control occurs prior to December 31, 2013, circumstances of the change in control will determine the vesting of the performance-based shares.

• The shares that vest on account of a termination in connection with a change in control may be subject to reduction due to the limitations imposed by Section 280G of the Internal Revenue Code.

• The Compensation Committee will administer the LTIP.

On September 30, 2011, the Compensation Committee of the Board of Directors of the Company also approved an annual cash bonus incentive plan to compensate the Company’s executive officers for achievement of performance targets in 2011 tied to the Company’s achievement of "clean earnings" per share relative to budget and increases in the Company’s implied net asset value. "Clean earnings" excludes the effects on net income of non-cash charges, including depreciation, depletion and amortization expense, unrealized gains or losses related to the Company’s economic hedges, share-based compensation expense and the impact of income taxes. The executive officers may earn cash bonuses ranging from 12.5% to 90% of their base salaries based on the achievement of these performance metrics.

The Compensation Committee engaged Pearl Meyer & Partners to provide consultation and analysis in connection with the LTIP and the annual cash bonus incentive compensation plan.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double Eagle Petroleum Co.

October 6, 2011	By:	/s/ Kurtis Hooley

Name: Kurtis Hooley
Title: Sr. Vice President, Chief Financial Officer